Exhibit 99.1

24/7 REAL MEDIA, INC.

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA DELIVERS RECORD SECOND QUARTER 2006 RESULTS

Company’s Results Exceed Guidance

Raises Projections for Full Year 2006 and Introduces Full Year 2007 Outlook

Second Quarter Highlights:

•      Revenue increased 42% year-over-year to $48.2 million.

•      Pro forma operating income of $0.09 per share compared with $0.05 per share in Q2 of 2005; GAAP net income of $0.01 per share, versus a GAAP net loss of $0.00 per share in Q2 of 2005.

•      Japan joint venture turns operating profit ahead of schedule.

•      Continued solid international growth.

•      Launch of Decide DNA™ 6, the industry’s premier global search engine marketing platform.

NEW YORK — August 2, 2006 — 24/7 Real Media, Inc. (Nasdaq: TFSM), a leading global digital marketing company, today announced financial results for the second quarter ended June 30, 2006.  Revenue for the second quarter of 2006 was $48.2 million, an organic increase of 42% over the $33.9 million reported for the second quarter of 2005.  Revenue contribution from international operations grew to 60% for the quarter on strong financial growth across Europe and the Pacific Rim region.

Pro forma operating income(1) for the second quarter of 2006 was $4.8 million, or $0.09 per share, the highest quarter ever for the Company.  This compares with pro forma operating income of $2.3 million, or $0.05 per share, for the second quarter of 2005.

Under generally accepted accounting principles (GAAP), net income for the second quarter of 2006 was $0.5 million, or $0.01 per share.  This compared to a GAAP net loss of $0.2 million, or $0.00 per share, for the second quarter of 2005.  Due to the differing treatment of certain expenses in 2006 under the recent adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Stock Based Compensation, results between these periods are not directly comparable.  The comparable GAAP figure for the second quarter of 2005, adjusted for SFAS No. 123(R), would have amounted to a net loss of $1.6 million, or $0.04 per share.

“24/7 Real Media realized outstanding operational and financial results during the second quarter of 2006, continuing on the success and momentum the company achieved in the first quarter and in fiscal 2005,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.

“Our leading global footprint continues to be an important market differentiator, with both our European and Asia-Pacific operations posting strong performances.  In particular, our partnership with Dentsu, K.K. 24-7 Search, continues perform exceptionally well and has produced an operating profit ahead of schedule.”

“All our businesses are performing very well in every geographic location.  Looking ahead, we are well positioned to continue capitalizing on the positive trends in the market, including increased spending online, the rapid growth of paid search and globalization.”

(1)             Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income for the three months ended June 30, 2006 and 2005 appears in the financial statement portion of this release.

Segment Overview

Revenue in the Media Solutions segment climbed 28% to $21.3 million in the second quarter of 2006 from $16.7 million in the second quarter of 2005.  Gross margins increased to 32.3%.

Search Solutions revenue advanced 69% to $19.7 million in the second quarter of 2006 from $11.7 million in the second quarter of 2005.  Gross margins for the segment were 25.1% in the second quarter of 2006.

Technology Solutions revenue climbed 29% to $7.1 million in the second quarter of 2006 from $5.5 million in the second quarter of 2005.  Technology gross margins, excluding stock based compensation expenses, increased to 80.2% in the second quarter of 2006.

Financial Guidance and Business Outlook

The Company expects third quarter revenue for 2006 to be between $49 million and $50 million, the mid-point of which represents an increase of 41% from third quarter 2005 revenue of $35.1 million.  The Company expects diluted pro forma operating income per share in the third quarter of 2006 to be $0.09 per share.  The Company expects GAAP net income per share in the third quarter of 2006 to be between $0.00 and $0.01 per share.

The Company expects fourth quarter revenue for 2006 to be between $55 million and $59 million, the mid-point of which represents an increase of 37% from fourth quarter 2005 revenue of $41.7 million.  The Company expects diluted pro forma operating income per share in the fourth quarter of 2006 to be between $0.11 and $0.12 per share.  The Company expects GAAP earnings per share in the fourth quarter of 2006 to be between $0.01 and $0.02 per share.

The Company now anticipates full year 2006 revenue to be in the range of $195 million to $200 million, the mid-point of which represents an increase of 41% from full year revenue of $139.8 million in 2005.  The Company now anticipates diluted pro forma operating income per share for the full year to be between $0.36 to $0.37 per share.  The Company expects GAAP net loss per share for full year 2006 to be between $0.12 and $0.14 per share.

The Company expects full year 2007 revenue to be in the range of $250 million to $260 million and anticipates diluted pro forma operating income per share for the full year to be between $0.51 to $0.55 per share.  The Company is not providing GAAP net income per share guidance for the full year 2007 at this time, as certain items that would be included in that figure are dependent on future events and accounting determinations.(2)

Revenue guidance includes the projected financial performance of K.K. 24-7 Search, the partnership with Dentsu in which 24/7 Real Media holds a majority interest and reports on a consolidated basis.  Pro forma operating income guidance is provided net of Dentsu’s 49% minority interest in the projected pro forma operating income or loss generated by K.K. 24-7 Search.  For full year 2006, the Company expects revenue related to K.K. 24-7 Search to be in the range of $5 million to $10 million, with gross margins currently expected to be approximately 60%.  The Company’s diluted pro forma operating income guidance for full year 2006 includes an expected $0.01 per share to be contributed by the partnership, or GAAP earnings per share for full year 2006 of $0.00 per share.

In conjunction with this release, a conference call will be held at 8:30 a.m. EDT on Thursday, August 3, to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor.  Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

(2)             Our diluted pro forma operating income per share guidance for full year 2007 excludes the following items that are required to be included under GAAP: depreciation expense of $5.0 million; amortization expense of $3.0 million; and stock based compensation expense related to equity instruments already or anticipated to be granted of $14.0 million.  Also excluded are interest income/expense, which we do not expect to be material; income taxes, as we are still determining the amount of our net operating loss carry forwards and our overall effective tax rate, and the overall rate is dependent on the amount of revenue recognized for tax purposes in each jurisdiction in which we operate; warrant liabilities contingent on the price of our common stock; and amounts related to stock-based compensation that will be granted in future periods and are as yet undetermined.

About 24/7 Real Media, Inc.

24/7 Real Media, Inc. is a leading global digital marketing company, empowering advertisers and publishers to engage their target audiences with greater precision, transparency and ROI.  Using its award winning ad serving, targeting, tracking and analytics platform, powerful search marketing capabilities and global network of specialized Web sites, the company has turned the art of reaching audiences across virtually any digital medium into a measurable science.  The company is headquartered in New York, with 20 offices in 12 countries throughout North America, Europe and the Asia Pacific region.  For more information, please visit www.247realmedia.com.

24/7 Real Media: The Science of Digital Marketing.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the third and fourth quarters of 2006, for the full year 2006 and for the full year 2007.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  Management may reiterate these forward-looking statements subsequent to the date hereof, but such reiterations should not be considered an update or reaffirmation of these statements unless expressly so stated.  The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a significant portion of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with a few search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company.   In particular, guidance on results in accordance with GAAP do not include(i) the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release, (ii) any unanticipated non-recurring gains,  charges or write-offs, or (iii) unexpected changes in the Company’s effective tax rate, which may be caused by, among other things, the geographical location in which operating income is generated and the availability of tax-loss carryforwards. Actual stock-based compensation expense impact may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors.

More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2005, and will be set out in its Quarterly Report on Form 10-Q for the three months ended June 30, 2006, which the Company expects to file with the Securities and Exchange Commission on or before August 9, 2006.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations Julie Tu Vice President Financial Relations Board Telephone: 212-231-7990 Email: jtu@frbir.com	Media Relations Eric Sokolsky Group Director Weber Shandwick Worldwide Telephone: 212-445-8081 Email: esokolsky@webershandwick.com

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Media	$21,334	$16,684	$39,564	$30,913
Search	19,745	11,710	37,578	21,332
Technology	7,097	5,492	13,975	10,711
Total revenues	48,176	33,886	91,117	62,956

Cost of revenues:
Media	14,442	11,327	27,018	20,954
Search	14,794	7,747	27,886	14,379
Technology (inclusive of $66, $8, $245 and $15 in stock-based compensation, respectively)	1,470	1,185	3,069	2,184
Total cost of revenues	30,706	20,259	57,973	37,517

Gross profit	17,470	13,627	33,144	25,439

Operating expenses:
Sales and marketing (inclusive of $615, $86, $2,160 and $206 of stock-based compensation, respectively)	7,237	5,817	15,221	11,227
General and administrative (inclusive of $1,859, $297, $8,198 and $632 of stock-based compensation, respectively)	7,046	5,285	18,345	10,204
Product development (inclusive of $287, $50, $1,263 and $101 of stock-based compensation, respectively)	2,144	1,416	4,902	2,709
Other expenses:
Amortization of intangible assets and deferred financing costs	889	1,139	1,779	2,279
Restructuring costs	—	—	—	973
Total operating expenses	17,316	13,657	40,247	27,392
Operating income (loss)	154	(30)	(7,103)	(1,953)

Interest income (expense), net	143	(54)	208	(142)
Change in fair value of warrant liability	133	(110)	(119)	40
Recovery of investment	—	—	—	2,100
Impairment of marketable securities	—	—	—	(588)
Gain on sale of marketable securities	—	7	—	7
Other income (expense), net	14	6	124	(40)

Income (loss) before income taxes and minority interest in operations of consolidated subsidiary	444	(181)	(6,890)	(576)

Provision for income taxes	88	(9)	(142)	(20)
Minority interest in operations of consolidated subsidiary	(43)	—	5

Net income (loss)	489	(190)	(7,027)	(596)

Dividends on preferred stock	—	(10)	—	(22)
Net income (loss) attributable to common stockholders	$489	$(200)	$(7,027)	$(618)

Basic net income (loss) attributable to common stockholders per share	$0.01	$0.00	$(0.15)	$(0.01)

Diluted net income (loss) attributable to common stockholders per share	$0.01	$0.00	$(0.15)	$(0.01)

Shares used in per share calculation - basic	48,676,713	44,976,378	47,767,523	44,904,167

Shares used in per share calculation - diluted	53,556,036	44,976,378	47,767,523	44,904,167

24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Pro forma:

Operating income (a)	$4,784	$2,270	$8,336	$3,571

Diluted operating income per share	$0.09	$0.05	$0.15	$0.07

Shares used in pro forma per share calculation	55,270,322	49,282,941	54,326,489	49,242,008

(a) Pro forma operating income excludes certain other expenses computed as follows:

Operating income (loss)	$154	$(30)	$(7,103)	$(1,953)
Excluding:
Amortization of intangible assets and deferred financing costs	889	1,139	1,779	2,279
Stock-based compensation	2,827	441	11,866	954
Restructuring costs	—	—	—	973
Minority interest in pro forma operations of consolidated subsidiary	(43)	—	5	—
Depreciation	957	720	1,789	1,318
Pro forma operating income	$4,784	$2,270	$8,336	$3,571

24/7 REAL MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)

Cash	$46,695	$40,009
Accounts receivable	46,093	38,316
Total current assets	95,854	80,694
Total assets	156,932	142,804
Accounts payable and accrued liabilities	43,298	43,383
Deferred revenue	3,213	3,218
Short-term debt	14,847	14,542
Total current liabilities	61,358	61,143
Total liabilities	62,992	62,529
Minority interests	1,584	1,556
Total stockholders’ equity	92,356	78,719